UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2011 Amerigon Incorporated (“Amerigon”), together with its subsidiary Amerigon Europe GmbH (“Amerigon Europe”) entered into a Credit Agreement (the “U.S. Credit Agreement”) with the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager (collectively, the “Lenders”).

On April 4, 2011 and August 12, 2011, respectively, the parties to the U.S. Credit Agreement entered into immaterial amendments to the U.S. Credit Agreement (a First Amendment to Credit Agreement and a Second Amendment to Credit Agreement) to provide certain clarifications with respect to deposit accounts and timing of the takeover offer for W.E.T. Automotive Systems AG (“W.E.T.”) and to expand the definition of “Alternative Currency” to include Canadian Dollars, Korean Won and Japanese Yen for certain purposes (the “Prior Amendments”). The Prior Amendments are being filed herewith as certain defined terms therein are used in the Material Amendment (as defined below).

On October 28, 2011 Amerigon, Amerigon Europe and the Lenders entered into a Third Amendment to Credit Agreement (the “Material Amendment”). The U.S. Credit Agreement originally provided for a $25 million secured revolving credit facility and a $35 million secured term loan facility for Amerigon and a $33 million secured term loan facility for Amerigon Europe. The entire $33 million secured term loan facility for Amerigon Europe was drawn upon in March, 2011 to have funds available for the possible tender of all outstanding W.E.T. shares in connection with that acquisition. Because not all of the outstanding W.E.T. shares were tendered, Amerigon Europe applied the unused funds of approximately $28 million to reduce the balance of such term loan facility. The Material Amendment provides for a $45 million term loan facility for Amerigon Europe to replace Amerigon Europe’s existing term loan facility. Of such available amount, approximately $5 million has been drawn upon to pay the balance that was outstanding on the previous facility prior to the effectiveness of the Material Amendment, result in existing availability under the new Amerigon Europe term loan facility on the date of execution of approximately $40 million. Amerigon Europe is permitted to access this additional term loan financing in one or more draws through no later than January 1, 2013, and the proceeds of such draws may only be used by Amerigon Europe to fund the potential tender of shares of W.E.T. in connection with the Domination and Profit and Loss Transfer (as defined in, and described more fully in, the Form 8-K filed by Amerigon on August 18, 2011). Under the terms of the Domination and Profit and Loss Transfer, the minority shareholders of W.E.T. will be guaranteed a recurring, annual payment (the “Guaranteed Compensation”) of EUR 3.71 per share of W.E.T. held, subject to statutory taxes and deductions, resulting in a net payment of EUR 3.17 per share; however, the minority shareholders of W.E.T. can elect to forego the Guaranteed Compensation and instead tender their shares to Amerigon Europe for a one-time cash payment of EUR 44.95 per share. If all minority shareholders of W.E.T. so tendered their shares, the total payment obligation of Amerigon Europe would be approximately EUR 32,406,000.

The Material Amendment additionally modifies the definition of “Consolidated EBITDA” to add adjustments for certain non-cash unrealized gains and losses and excludes cash payments made in accordance with the Preferred Equity Subordination Agreement (as defined in the U.S. Credit Agreement) from calculation of financial covenants for certain covenant measurement periods. The Material Amendment extends the commencement of principal payments on the Amerigon Europe term loans until March 31, 2012 and adjusts the amount of certain payments. Finally, the Material Amendment removes Korean Won as an “Alternative Currency”, replacing it with the United Kingdom’s Sterling. Certain fees are payable in connection with the increase in the Amerigon Europe term loan facility, as provided in the Material Amendment and certain documents executed in connection therewith.

Copies of the Prior Amendments and the Material Amendment are attached as Exhibits 10.2 through 10.4 to this Current Report on Form 8-K, and the above description of the material terms of such documents is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Item 8.01 Other Events.

Redemption and Dividend in Connection With the Series C Stock

On October 28, 2011, Amerigon notified the holders of its Series C 8% Convertible Preferred Stock (the “Series C Stock”) that Amerigon was electing to redeem that portion of the Series C Stock required to be converted or redeemed on December 1, 2011, comprised of 778 shares of Series C Stock, for an aggregate payment of $7.78 million.

Also on October 28, 2011, in accordance with the terms of the Series C Stock, Amerigon’s Board of Directors declared a dividend on the Series C Stock equal to the accrued amount thereon of approximately $199.45 per share or approximately $1.24 million in the aggregate. Such dividend is payable on December 1, 2011 to holders of Series C Stock as of such date.

Immaterial Amendment to W.E.T. Credit Facility

W.E.T. and W.E.T. Automotive Systems LTD., a Canadian corporation (the “Canadian Borrower”) are parties to a Credit Agreement dated March 30, 2011 and amended May 31, 2011 (the “German Credit Agreement”). On October 11, 2011, W.E.T., the Canadian Borrower and the other parties to the German Credit Agreement entered into an immaterial amendment to the German Credit Agreement (the “Prior German Amendment”). The Prior German Amendment modified certain definitions and clarified certain repayment terms. Because Amerigon is filing all of the immaterial Prior Amendments pertaining to the U.S. Credit Agreement with this Current Report on Form 8-K, Amerigon has elected to simultaneously file the Prior German Amendment as well. Copies of the German Credit Agreement and the Prior German Amendment are attached as Exhibit 10.5 through 10.7 to this Current Report on Form 8-K, and the above description of such document is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Credit Agreement, dated as of March 30, 2011, by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders, previously filed as an exhibit to the Amerigon’s Current Report on Form 8-K filed on March 31, 2011 and incorporated herein by reference.

10.2*	First Amendment to Credit Agreement, dated as of April 4, 2011, by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.3*	Second Amendment to Credit Agreement, dated as of August 12, 2011by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.4*	Third Amendment to Credit Agreement, dated as of October 28, 2011 by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.5	Credit Agreement, dated as of March 30, 2011, among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., Banc of America Securities Limited, et al., previously filed as an exhibit to Amerigon’s Current Report on Form 8-K filed on August 4, 2011 and incorporated herein by reference.

10.6	First Amendment to Credit Agreement, dated as of May 31, 2011, among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., Banc of America Securities Limited, et al., previously filed as an exhibit to Amerigon’s Current Report on Form 8-K filed on August 4, 2011 and incorporated herein by reference.

10.7*	Second Amendment to Credit Agreement, dated as of October 11, 2011, among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., Banc of America Securities Limited, et al.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/S/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

Date: November 1, 2011

EXHIBIT INDEX

Number	Description

10.1	Credit Agreement, dated as of March 30, 2011, by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders, previously filed as an exhibit to the Amerigon’s Current Report on Form 8-K filed on March 31, 2011 and incorporated herein by reference.

10.2*	First Amendment to Credit Agreement, dated as of April 4, 2011, by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.3*	Second Amendment to Credit Agreement, dated as of August 12, 2011 by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.4*	Third Amendment to Credit Agreement, dated as of October 28, 2011by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.5	Credit Agreement, dated as of March 30, 2011, among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., Banc of America Securities Limited, et al., previously filed as an exhibit to Amerigon’s Current Report on Form 8-K filed on August 4, 2011 and incorporated herein by reference.

10.6	First Amendment to Credit Agreement, dated as of May 31, 2011, among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., Banc of America Securities Limited, et al., previously filed as an exhibit to Amerigon’s Current Report on Form 8-K filed on August 4, 2011 and incorporated herein by reference.

10.7*	Second Amendment to Credit Agreement, dated as of October 11, 2011, among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., Banc of America Securities Limited, et al.

*	Filed herewith